Exhibit (c)(4)
Discussion Materials Prepared for the Board of Directors of: [Graphic Appears Here] February 18, 2009 [Graphic Appears Here] Vice President Robert J. Toma, CFA, rtoma@kbw.com 614.766.8413 This presentation and the disseminated in any form to any other party without the prior written approval of Keefe, Bruyette & Woods, Inc. This document contains confidential information which has been prepared by Keefe, Bruyette & Woods, Inc. solely for purposes of this presentation. information contained herein should not be copied, summarized or The improper dissemination of this presentation and related information may result in violations of Federal Securities Laws.

50% 517,143 Shares 3,103 3,232 3,361 3,491 3,620 3,749 3,879 45% 465,428 Shares 2,793 2,909 3,025 3,142 3,258 3,374 3,491 40% 413,714 Shares 2,482 2,586 2,689 2,793 2,896 2,999 3,103 35% 362,000 Shares 2,172 2,262 2,353 2,443 2,534 2,624 2,715 000 s) $ Total Cost ( 30% 310,286 Shares 1,862 1,939 2,017 2,094 2,172 2,250 2,327 150,000 25% 258,571 Shares 1,551 1,616 1,681 1,745 1,810 1,875 1,939 4.00% 35% $ 20% 206,857 Shares 1,241 1,293 1,345 1,396 1,448 1,500 1,551 931 970 1,008 1,047 1,086 1,125 1,164 15% 155,143 Shares Sample Tender Analysis 54.3% 55.9% 57.6% 59.2% 60.8% 62.3% 63.8 % Price/FC Tg. Book Cost of funding: Tax Rate: AT Savings from Deregistration: Premium Over CMV 23.0% 28.1% 33.2% 38.3% 43.4% 48.6% 53.7 % Price 6.00 6.25 6.50 6.75 7.00 7.25 7.50 Assumptions Tender $ $ $ $ $ $ $ [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] 1

[Graphic Appears Here] Capital Impact Assumptions regulatory capital ratios assume the available cash at the holding For risk based capital ratios, we assume the holding company cash is risk-weighted at 20% We ran pro forma capital ratios for a variety of after-tax write-down’s associated with the Shay Investment fund coupled with various tender offer scenarios at an assumed price of $7.00 per shareRegulatory capital ratios are reported at the bank level“Potential” company is invested into the bank subsidiary — [Graphic Appears Here] 2

Pro Forma 15,549 10,008 10,509 69,898 120,7554,104 13.19% 8.29% 11.30% 14.32% 19.96% 15.03% 20.66% = (2,896)(2,896) 40.0% Buyback + (600) (600) (600) (120) (600)- Shay AT Write-down 19,045 10,608 11,109 70,018 121,3557,000 15.69% 8.74% 13.72% 15.15% 24.65% 15.87% 25.36% Capital Impact AnalysisGVFF 12/31/2008 Tangible Capital Tier I Capital (Bank Level) Total Capital (Bank Level) Risked Based Assets (Bank Level) Lev Ratio Assets (Bank Level)Holding Company Cash Tg. Equity / Tg. Assets Tier 1 Capital Ratio — Bank Tier 1 Capital Ratio — Potential Tier 1 RBC Ratio — Bank Tier 1 RBC Ratio — Potential Total RBC Ratio — Bank Total RBC Ratio — Potential [Graphic Appears Here] Potential ratios reflect ability to downstream HC cash into the bank Assumes HC assets are 20% risk-weighted [Graphic Appears Here] 3

[Graphic Appears Here] Consolidated Tg. Equity /Tg. Assets Sensitivity Analysis: Percentage (1,200) 13.55% 13.28% 13.02% 12.75% 12.48% 12.21% 11.93% 11.66% (1,000) 13.70% 13.43% 13.16% 12.90% 12.63% 12.36% 12.08% 11.81% (800) 13.84% 13.58% 13.31% 13.05% 12.78% 12.51% 12.24% 11.96% AT Shay Write-down (600) 13.99% 13.72% 13.46% 13.19% 12.93% 12.66% 12.39% 12.11% Tg. Equity / Tg. Assets(400) 14.13% 13.87% 13.60% 13.34% 13.07% 12.81% 12.54% 12.26% (200) 14.27% 14.01% 13.75% 13.49% 13.22% 12.95% 12.68% 12.41% — 14.42% 14.16% 13.90% 13.63% 13.37% 13.10% 12.83% 12.56% 13.19% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% [Graphic Appears Here] 4

[Graphic Appears Here] Sensitivity Analysis: Tier 1 Capital Ratio (1,200) 7.83% 7.83% 7.83% 7.83% 7.83% 7.83% 7.83% 7.83%(1,200) 11.65% 11.39% 11.13% 10.87% 10.61% 10.35% 10.09% 9.82% (1,000) 7.98% 7.98% 7.98% 7.98% 7.98% 7.98% 7.98% 7.98%(1,000) 11.79% 11.53% 11.28% 11.02% 10.76% 10.50% 10.23% 9.97% (800) 8.14% 8.14% 8.14% 8.14% 8.14% 8.14% 8.14% 8.14%(800) 11.93% 11.67% 11.42% 11.16% 10.90% 10.64% 10.38% 10.12% AT Shay Write-down (600) 8.29% 8.29% 8.29% 8.29% 8.29% 8.29% 8.29% 8.29%AT Shay Write-down (600) 12.07% 11.81% 11.56% 11.30% 11.04% 10.79% 10.52% 10.26% Tier 1 Capital Ratio — Bank (400) 8.44% 8.44% 8.44% 8.44% 8.44% 8.44% 8.44% 8.44%Tier 1 Capital Ratio - Potential(400) 12.21% 11.95% 11.70% 11.44% 11.19% 10.93% 10.67% 10.41% (200) 8.59% 8.59% 8.59% 8.59% 8.59% 8.59% 8.59% 8.59%(200) 12.35% 12.09% 11.84% 11.59% 11.33% 11.07% 10.81% 10.55% — 8.74% 8.74% 8.74% 8.74% 8.74% 8.74% 8.74% 8.74%- 12.48% 12.23% 11.98% 11.73% 11.47% 11.21% 10.96% 10.70% 8.29% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0%11.30% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% PercentagePercentage [Graphic Appears Here] 5

[Graphic Appears Here] Tier 1 RBC Ratio Sensitivity Analysis: (1,200) 13.48% 13.48% 13.48% 13.48% 13.48% 13.48% 13.48% 13.48%(1,200) 20.61% 20.12% 19.63% 19.14% 18.65% 18.15% 17.66% 17.16% (1,000) 13.76% 13.76% 13.76% 13.76% 13.76% 13.76% 13.76% 13.76%(1,000) 20.88% 20.39% 19.90% 19.41% 18.92% 18.42% 17.93% 17.43% (800) 14.04% 14.04% 14.04% 14.04% 14.04% 14.04% 14.04% 14.04%(800) 21.15% 20.67% 20.17% 19.68% 19.19% 18.70% 18.20% 17.71% AT Shay Write-down (600) 14.32% 14.32% 14.32% 14.32% 14.32% 14.32% 14.32% 14.32%AT Shay Write-down (600) 21.42% 20.94% 20.45% 19.96% 19.46% 18.97% 18.48% 17.98% Tier 1 RBC Ratio — Bank (400) 14.60% 14.60% 14.60% 14.60% 14.60% 14.60% 14.60% 14.60%Tier 1 RBC Ratio — Potential(400) 21.69% 21.21% 20.72% 20.23% 19.74% 19.24% 18.75% 18.25% (200) 14.87% 14.87% 14.87% 14.87% 14.87% 14.87% 14.87% 14.87%(200) 21.96% 21.48% 20.99% 20.50% 20.01% 19.51% 19.02% 18.53% — 15.15% 15.15% 15.15% 15.15% 15.15% 15.15% 15.15% 15.15%- 22.23% 21.75% 21.26% 20.77% 20.28% 19.79% 19.29% 18.80% 14.32% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0%19.96% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% PercentagePercentage [Graphic Appears Here] 6

[Graphic Appears Here] Total RBC Ratio Sensitivity Analysis: (1,200) 14.20% 14.20% 14.20% 14.20% 14.20% 14.20% 14.20% 14.20%(1,200) 21.32% 20.83% 20.34% 19.85% 19.36% 18.86% 18.37% 17.87% (1,000) 14.48% 14.48% 14.48% 14.48% 14.48% 14.48% 14.48% 14.48%(1,000) 21.59% 21.10% 20.61% 20.12% 19.63% 19.13% 18.64% 18.15% (800) 14.76% 14.76% 14.76% 14.76% 14.76% 14.76% 14.76% 14.76%(800) 21.86% 21.37% 20.88% 20.39% 19.90% 19.41% 18.91% 18.42% AT Shay Write-down (600) 15.03% 15.03% 15.03% 15.03% 15.03% 15.03% 15.03% 15.03%AT Shay Write-down (600) 22.13% 21.64% 21.15% 20.66% 20.17% 19.68% 19.19% 18.69% Total RBC Ratio — Bank (400) 15.31% 15.31% 15.31% 15.31% 15.31% 15.31% 15.31% 15.31%Total RBC Ratio — Potential(400) 22.40% 21.91% 21.42% 20.93% 20.44% 19.95% 19.46% 18.97% (200) 15.59% 15.59% 15.59% 15.59% 15.59% 15.59% 15.59% 15.59%(200) 22.67% 22.18% 21.69% 21.21% 20.72% 20.22% 19.73% 19.24% — 15.87% 15.87% 15.87% 15.87% 15.87% 15.87% 15.87% 15.87%- 22.94% 22.45% 21.96% 21.48% 20.99% 20.50% 20.00% 19.51% 15.03% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0%20.66% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% PercentagePercentage [Graphic Appears Here] 7

[Graphic Appears Here] Peer Group Capital Comparison [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] 8

[Graphic Appears Here] San Francisco Richmond Red Bank New York London Houston Hartford Columbus Chicago Boston Atlanta